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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: March 25, 2005

COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864
(Address of principal executive offices)

(208) 263-2266
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

        On March 25, 2005, the Board of Directors of Coldwater Creek Inc. (the "Company") approved, subject to stockholder approval, an amendment and restatement of the Company's 1996 Stock Option/Stock Issuance Plan (the "Plan") to increase the shares authorized for issuance under the Plan by 1,800,000 shares, extend the term of the Plan to March 25, 2015 and make certain other technical amendments to the Plan. The amended and restated Plan will be submitted to the stockholders for approval at the Company's 2005 Annual Stockholders Meeting.

Item 1.02 Termination of a Material Definitive Agreement

        On March 25, 2005, the Board of Directors also approved the termination of the Company's Employee Stock Purchase Plan (the "ESPP") effective March 31, 2005. The ESPP allowed eligible employees of the Company to purchase shares of the Company's common stock through a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Internal Revenue Code. The Board of Directors approved the discontinuance of the ESPP in view of limited participation, short average holding periods of stock purchased under the ESPP and increases in overall administrative and other costs associated with new accounting rules affecting the ESPP.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.
Date: March 29, 2005	/s/ DENNIS C. PENCE Dennis C. Pence, Chief Executive Officer

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  Item 1.01 Entry Into a Material Definitive Agreement
  Item 1.02 Termination of a Material Definitive Agreement
SIGNATURES